DURABLE POWER OF ATTORNEY

     KNOW ALL MEN THAT, I, the undersigned, do hereby constitute and appoint the following as my true and lawful attorney in fact to act for me in my name, place and stead:

JANET A. BALDAUF		CYNTHIA R. MAY
608 Dewhirst Drive	and/or	13260 Spencer Road
Saginaw, Michigan		Hemlock, Michigan

The powers to act on my behalf shall include, but not be limited to the following:

     1.     To enter upon and take possession of any lands, buildings, tenements, or other structures, that may belong to me, or to the possession whereof I may be entitled; and to ask, collect and receive any rents, profits, issues, or income, of any lands, buildings, tenements or other structures;

     2.     To make, execute and deliver any deed, mortgage or lease, with or without covenants and warranties, in respect to any such lands, buildings, tenements, or other structures, and to manage any lands, and to repair, alter, rebuild, or reconstruct, any buildings, houses or other structures, that may now, or hereafter, be erected upon any such lands;

     3.     To demand; sue for, collect, recover and receive all goods, claims, debts, monies, interest and demands whatsoever now due, or herafter due, or belonging to me (including the right to institute any action, suit or legal proceedings, for the recovery of any lands, buildings, tenements, or other structutes, to the possession whereof I may be entitled), and to make, execute and deliver receipts, releases, or other discharges therefor, under seal, or otherwise;

     4.     To make, draw, sign in my name, execute, endorse, accept and deliver checks, drafts, receipts for moneys, notes or other orders for the payment of money against or otherwise make withdrawals from any commercial, checking or savings account which I may have in my sole name or joint name with other person(s) in any bank or financial institution for any purpose which my said agent may think necessary, advisable or proper; to endorse and negotiate in my name certificates of deposit, checks, drafts, notes, bills of exchange, trade acceptances, commercial paper, money market instruments, margin accounts, or other instruments for the payment of money and to deposit same, as check or for collection, and cash into any commerical, checking or savings account which I may have or to open a new account in my name or other person(s) name(s) in any bank or financial institution and to carry on all ordinary banking business.

     5.     To sign and file personal income and/or gift tax returns on my behalf, collect income tax refunds payable to me and to agree to changes in my tax returns with the Internal Revenue Service, Michigan Department of Treasury, or equivalent taxing authority having jurisdiction over me;

     6.     To vote (in person or by general or limited proxy), sell, assign, encumber or pledge any and all shares of stocks, bonds or other securities now, or hereafter, belonging to me, that may be issued by any association, trust or corporation, whether private or public, and to make, execute and deliver any assignment(s), or any such shares of stocks, bonds or other securities;

     7.     To defend, settle, adjust, compound, submit to arbitration and compromise all actions, suites, accounts, reckonings, claims and demands whatsoever that now are or hereafter shall be pending between me and any person, firm or corporation in such manner and in all respects as my said attorney in fact shall think fit;

     8.     To hire accountants, attorneys-at-law, clerks, workmen and others, and remove them, and appoint others in their place, and to pay and allow the persons to be so employed at salaries, wages or other renumerations, as my said attorney in fact shall think fit;

     9.     To enter into, make, sign, seal, execute, deliver, acknowledge, and perform any contract, agreement, writing, or thing that may, in the opinion of my attorney in fact, be necessary or proper;

     10.     To constitute and appoint, in his place and stead, and as his substitute, one attorney, or more for me, with full power of revocation; and

     11.     Without in any way limiting the foregoing, generally to do, execute and perform any other act, deeds, matter, or thing whatsoever, that ought to be done, executed and performed, or that, in the opinion of my attorney in fact, ought to be done, executed or performed, in and about the premises, of every nature and kind whatsoever, as fully and effectively as I could do, if personally present.

     12.     The person(s) designated to act on my behalf are further specifically authorized to acquire for and on my behalf government bonds and/or obligations of any and all kinds and nature including but not limited to bonds redeemable at par for purposes of estate tax payment (flower bonds).

/s/ H.C.B. H.C.B.

     13.     To have access to any safe deposit box of which I am a tenant or co-tenant with full power to withdraw or change from time to time the contents therof; and to exchange or surrender the box and keys threto, renew any rental contract therefor, and to do and perform all things which any depository agency, association or bank or its agents may require in connection therewith.

     14.     To transfer assets to my Revocable Trust Agreement, if I have one in existance, and to employ any of such money or any other money to which I am entitled in the payment of any debts, or interest, payable by me, or taxes, assessments, insurances, and expenses due and payable or to become due and payable on account of my real and personal estate, or otherwise for my use and benefit. To make and effect gifts as my agent deems proper either outright or in custodian ship (including gifts to my agent) and including charitable gifts and pledges all in the sole discretion of my agent; provided, however, that no gift shall exceed $10, 000 per person, per year.

     I, undersigned, do hereby ratify and confirm all acts my said attorney in fact shall do or cause to be done by virtue of this power of attorney.

     In the event two or more persons have been named to act pursuant to this durable power of attorney, then said individuals may act separtely or jointly, and the act of any one individual shall be binding upon me.

     This insturment shall be deemed to be a durable power of attorney to the extent that the holder hereof qualifites under MCLA 700.495; MSA 27.5495 (as same may be amended prior to or after signing this document) and to thoses persons this instrument shall not be affected by my disability or incapacity. The authority of my agent shall be exercisable notwithstanding my later disability or incapacity or later uncertainty as to whether I am alive. Any act done by my agent during any period of my disability or incompetency or during any period of uncertainty as to whether I am alive shall have the same effect as though I wee alive, competent and not disabled and shal inure to the benefit of and bind me, my heirs, devisees and personal representatives, it being my intent that this durable power of attorney shall be valid until I die, or the power of attorney is revoked by me or by any court appointed Conservator.

     No attorney in fact named herein or substitute hereunder shall incur any liability to me for acting or refraining from acting hereunder, except for such agent’s own willful misconduct or gross negligence.

     The rights, powers, and authority herein granted shall commence and be in full force on the date hereof. In the event that this power of attorney is recorded it may be relied upon by anyone having contact therewith and shall remain in full force and effect until there is a subsequently recorded revocation thereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal in the State of Michigan, on this 5th day of June 1995.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:

/s/ SARA E. OSTRANDER SARA E. OSTRANDER	/s/ HAROLD C. BALDAUF HAROLD C. BALDAUF

/s/ TRISHA LENHART TRISHA LENHART

STATE OF MICHIGAN)
COUNTY OF SAGINAW) ss

     BE IT KNOWN THAT on the date mentioned above, before me, a Notary Publc in and for said County, personally appeared the individual hereinafter referred to, who is to me known to be the person described herein and who executed the above and foregoing power of attorney and acknowledged the same to be the free act and deed of said HAROLD C. BALDAUF.

/s/ ANNE F. COUILLARD ANNE F. COUILLARD Notary Public Saginaw County, Michigan My Commission Expires

PREPARED BY:
JOSEPH, WOLF, ENDEAN & STAHLE, P.C.
BY: THOMAS B. JOSEPH
5090 State Stree, C-201
Saginaw, Michigan 48603